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                                                                 Exhibit 4.4

                           WIND RIVER SYSTEMS, INC.

                  5% CONVERTIBLE SUBORDINATED NOTES DUE 2002

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             CROSS REFERENCE SHEET TO TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section Number                    Indenture Section Number
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310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.8
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.8
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.13
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.9; 6.13
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.14
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.14
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.1
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15.3(b)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15.3(c)
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15.4(a)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15.4(a)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.6
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15.4(b)
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15.5
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.6
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.2
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2; 3.3
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
315(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(a)
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.2
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(b)
   (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.1(c)
   (e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5.14
316(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.12; 5.13
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . Inapplicable
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.8
   (c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.3
317(a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.3
   (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5.4
   (b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10.3
318(a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1.13
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This Cross-Reference Sheet is not part of the Indenture.